EXHIBIT 4.3
(Translation)

                  Stock Acquisition Rights Placement Agreement

This Stock Acquisition Rights Placement Agreement (this "Agreement") is made and entered into this May 21, 2002, by and between Crosswave Communications Inc. (the "Company") and [ Name of Bank ](the "SAR Holder"), with respect to the placement of stock acquisition rights (Shinkabu-Yoyaku-Ken) to be issued by the Company.

Article 1 (Placement of Stock Acquisition Rights)
           Subject to fulfillment of all the prerequisites for issuance set forth in Article 2, the Company places seventy-five (75) stock acquisition rights for the Company's common stock (the "SAR" individually, and the "SARs" collectively) with the SAR Holder, the details of which are as set forth in the attached Outline of Issuance of Stock Acquisition Rights (the "Outline"), and the SAR Holder accepts it.

Article 2 (Prerequisite for Issuance)
   Insofar as each of the following prerequisites for issuance are fulfilled to the reasonable extent of satisfaction in form and content on the date of payment set forth in Item 5 of the Outline (the "Payment Date"), the SAR Holder shall make payment for the issue price of the SARs.

(1) The submission of all the following documents from the Company to the SAR Holder shall be completed at least four (4) business days before the Payment Date; provided, however, that the "Attested Copy" means a copy accompanied with a certification by the Company with its president's name subscripted and seal impressed, attesting that such copy is a true and correct copy of its original.

     i) A certified copy of the Company's commercial registration, provided that such copy has been


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

ssued within the previous three (3) months and exactly reflects all the then-current matters to be registered concerning the Company on the Payment Date

     ii) An Attested Copy of the articles of incorporation of the Company

     iii) An Attested Copy of the minutes of the proceedings of the meeting of the Board of Directors in which the issuance of the SARs and the execution of this Agreement have been approved

     iv) A certificate of a seal-impression of the Company's president, provided that it has been issued within the previous three (3) months

     v) A certification by the Company's president which attests fulfillment of all the prerequisites set forth from Article 2 (2) to (7) below.

(2) All corporate action necessary for the issuance of the SARs, including but not limited to resolution of the Board of Directors provided in Japan's Commercial Code 280-20 paragraph 2 and public notice and notification provided in such Code 280-23, shall have been lawfully taken.

(3) No stop request shall have been made concerning the issuance of the SARs according to Japan's Commercial Code 280-39 paragraph and 280-10.

(4) No notification shall be required nor have been made according to Japan's Securities Exchange Act concerning the issuance of the SARs.

(5)  No  stock   acquisition   right  certificate  (the  "SAR  Certificate"
individually, and the "SAR Certificates" collectively) of the same kind as the Stock Acquisition Right within the meaning of Article 6 paragraph 4 subparagraph 2 of the Cabinet Office Ordinance concerning Definitions in Article 2 of Securities Exchange Act (Heisei 5 Finance Ministry Ordinance No.14 and all later amendments included) shall have been issued.

(6) Except as  otherwise  provided in this  Agreement  or the

Outline, no restriction shall be imposed on the SAR Holder's exercise or transfer of the SARs.

(7) Except as otherwise provided in this Agreement, no restriction shall be imposed on the SAR Holder's transfer of the shares of the Company to be issued upon the exercise of the SARs (the "Company's Share" individually, the "Company's Shares" collectively).

Article 3 (Issuance of SARs)

1. Once the payment for the issue price of the SARs is completed, the Company shall promptly prepare to register such SARs.

2. Within three (3) business days following the Payment Date, the Company shall apply for the registration of the issuance of the SARs. After the completion of such registration, the Company shall prepare and furnish one (1) certified copy of the Company's commercial registration for the SAR Holder.

3. Upon request from the SAR Holder, the Company shall promptly issue the SAR Certificates to the SAR Holder. Such Certificates shall include the following statements apparently apart from the description of the provisions for the SARs.

                                   Statements

       This certificate attests the existence and details of the stock acquisition right(s) the issuance of which is not registered under the United States Securities Act of 1933 (the "US Securities Act"). The share(s) to be issued and delivered upon exercise of the stock acquisition right(s) will not be registered under the US Securities Act unless and until such registration is made pursuant to the Stock Acquisition Rights Placement Agreement of May 21, 2002 by and between Crosswave Communications Inc. and ( Name of Bank ). The stock acquisition right(s) shall not be exercised by any US person, within the meaning of Regulation S under the US Securities Act (as applies hereinafter), or any person who attempts to do so to or for the account or benefit



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

of any US person, unless such exercise is to be registered under the US Securities Act or falls within the scope of certain exemptions from the rules for registration thereunder."

Article 4 (Acknowledgements of US Securities Act)

1. Each party acknowledges that:

     (i) the issuance of the SARs hereunder qualifies for the safe harbor protection afforded by Rule 903 of Regulation S under the United States
Securities  Act  of  1933  (the  "US  Securities  Act"),  and is  exempted  from registration thereunder with the United States Securities and Exchange Commission (the "SEC"); and

     (ii) except as provided in Article 5 below, no transfer or exercise of the SARs, or issuance or delivery of the Company's Shares shall be registered with SEC. The Company's acknowledgement of the foregoing (i) is based on the representation and warranty by the SAR Holder expressed in Article 4.2 below.

2.         The SAR Holder represents and warrants that;

     (i) the SAR Holder is a corporation organized and existing under the laws of Japan and exercises the SARs at its head office or branches located in Japan; and

     (ii) the SAR Holder will not exercise the SARs to or for the account or benefit of any US person, within the meaning of Regulation S under the U.S. Securities Act (as applies hereinafter).

Article 5 (The Company's Warranties)

1. In order to make it available for the SAR Holder to (i) transfer the SARs in the United States, within the meaning of Regulation S under the US Securities Act (as applies hereinafter), or to any US person, (ii) exercise the SARs in the United States, and (iii) transfer the Company's Shares in the United States or to any US person, the Company shall file the Form F-3 ("Form F-3 Registration") with the SEC to register pursuant to Rule


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

415 under the US Securities Act within one-hundred-eighty (180) days following the Payment Date. The Company shall use its best efforts as reasonably possible to cause the Form F-3 Registration remain effective during the period between the effective date of such Registration and the date that is two years following the expiration date of the Exercise Period of the SARs as set forth in
Item 12 of the Outline (the "Form F-3 Effective Period").

2. During the Form F-3 Effective Period, upon reasonable request from the SAR Holder, any assign of the SARs or the Company's Shares (collectively, the "SARs and Shares") from the SAR Holder, or any of their re-assigns (collectively, the "SAR Holder and Assigns"), the Company shall, if necessary, amend the Form F-3 Registration and prepare related prospectus and its addenda pursuant to the US Securities Act to avoid any obstacle to possible transfer from the SAR Holder and Assigns of their SARs and Shares, and also shall furnish, if any, such prospectus, including its addenda, to the SAR Holder and Assigns.

3. Insofar as the SARs remain unexercised, the Company shall always maintain its authorized shares above the aggregate number of shares to be issued upon possible exercise of (i) all the then-unexercised SARs at the then-current exercise price (including the case where such exercise price is adjusted pursuant to Item 11 of the Outline), and (ii) all the then-outstanding, then-valid or then-unexercised stock acquisition rights or conversion rights of convertible securities.

4. Except as otherwise provided in this Agreement or the Outline, the Company shall not act to influence in any restrictive manner the SAR Holder and Assigns upon any exercise of the SARs or any transfer of the SARs or the Company's Share; provided, however, that such restrictive influence may be caused accidentally by the Company's ordinary operation of reasonable capital policies which are not intended to give such restrictive influence, or by requirement of the US

     Securities Act or other relevant regulations, the regulations for US NASDAQ or other similar regulations.

5. The Company shall be relieved from its  obligations  provided in Article
5.1 and 5.2 above with respect to the person in possession of only such Company's Share as provided below if:

(i) the Company Share is transferred pursuant to the Form F-3 Registration or Rule 144 under the US Securities Act; or

(ii) the Company Share comes to qualify for the transferable securities within the meaning of Rule 144 (k) under the US Securities Act.

 Article 6 (Representation and Warranties by SAR Holder and Assigns)

1. The SAR Holder and Assigns shall comply with Article 6.2, 6.3 and 6.4 hereinbelow, the US Securities Act including Rule 144 and 903 thereunder, the regulations for the US NASDAQ and other then-applicable relevant regulations. The Company is entitled to demand that the SAR Holder and Assigns should properly act in compliance with such regulations.

2. The SAR Holder and Assigns shall not transfer the SARs prior to the expiration of the forty (40) day period following the issuance of the SARs within the USA or to any US person. Further, at any time, the SAR Holder and Assigns shall not transfer the SARs unless the Form F-3 Registration is in effect or such transfer is made pursuant to Rule 144 or Rule 903(a) and (b)(2) under the US Securities Act.

3. Unless the Form F-3 Registration is in effect, upon the exercise of the SARs, the SAR Holder and Assigns shall provide the Company with the documents required by Rule 903(b)(5)(ii)(A) or (B) under the US Securities Act. Once the SARs are exercised pursuant to Rule 903 under the US Securities Act, the SAR Holder and Assigns shall not transfer the Company's Shares which were issued and delivered upon such exercise within the USA or to any U.S. person prior to the expiration of the forty (40) day period following such


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

      issuance.

4. Unless the Form F-3 is in effect or such transfer or provision is made pursuant to Rule 144 under the US Securities Act, the SAR Holders and Assigns shall not:

i) transfer the Company's Shares, unless such transfer is made pursuant to Rule 903(a) and (b)(2); or

ii) provide the Company's Shares to any ADR facility which have charge of the American Depository Receipts (ADR) which certifies such Company's Shares, or to any person who acts on behalf of such facility.

5. For the purpose of this Article, the "US person" includes any person who purchases the SARs and Shares to or for the account or benefit of any US person.

Article 7 (Transfer of SARs and Company's Shares)

1. In the event that any of the SAR Holder and Assigns desires to transfer any or all of their SARs and Shares (the "Transfer Right") to any third party or parties, the transferring SAR Holder or Assign (the "Transferring Holder") shall first give notice in writing (the "Transfer Notice") to the Company and Internet Initiative Japan Inc. ("IIJ"), the shareholder of the Company, providing as much information about the projected transfer as the Company requires, including the name and address of the projected transferee; provided, however, that such notice shall not be required to be given to IIJ if IIJ is not the then-current shareholder, including de facto shareholder, of the Company at the time of such notice.

2. If IIJ gives an offer in writing (the "Offer Notice") to the Transferring Holder within ten (10) days following the Transfer Notice stating its desire to purchase the Transfer Right, IIJ and the Transferring Holder shall discuss the transfer price and date and other relevant matters of such transfer.

3. If, after the discussion provided in Article 7.2 above, the Transferring Holder and IIJ reach an agreement concerning IIJ's purchase of the Transfer Right, such Transfer Right


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

    should be transferred according to such agreement, but such Transferring Holder shall not make any representation or warranty to IIJ with respect to such Transfer Right, financial condition of the Company or any other matters.

4. If IIJ gives no Offer Notice to the Transferring Holder within ten (10) business days following the Transfer Notice, or if IIJ and the Transferring Holder cannot reach an agreement concerning IIJ's purchase of the Transfer Right pursuant to Article 7.3 above within twenty (20) business days following the Transferring Holder's receipt of the Offer Notice, such Transferring Holder shall, notwithstanding the provisions in Article 7.2 and 7.3 above, be entitled to transfer such Transfer Right to any third party or parties (the "Transferee(s)") at its sole discretion pursuant to the provisions of this Agreement. Even if IIJ sustains any damage or expense (including the expense incurred in connection with the discussion with the Transferring Holder provided in Article 7.2 above) by reason of such transfer, the Transferring Holder shall have no responsibility for any such damage or expense.

5. If the Transferring Holder transfers the Transfer Right to the Transferee, the Transferring Holder shall make such Transferee assume all of such Transferring Holder's obligations under this Agreement and the Outline. The Transferring Holder shall also make the Transferee provide the Company with; (A) a written acceptance of the assumption of all the Transferring Holder's obligations under this Agreement and the Outline; and (B) if such Transfer qualifies for the offshore transaction within the meaning of Rule 903 under the US Securities Act, a written representations and warranties of the fact that the Transferee is neither a US person nor any person who purchases the Transfer Right to or for the account or benefit of any US person. However, if any or all of the Transfer Right in any Company Share is to be transferred pursuant to the Form F-3 Registration or Rule 144 of US Securities Act, the foregoing restriction on the Transfer Right in this Article 7.5 shall not apply to such Company's Share.

Article 8 (Notices)
           Any notice to be made by either party to the other party hereto in relation to this Agreement or the SARs shall be in writing and shall be served at the addresses set forth below or at such different addresses as designated separately in writing by the Company or the SAR Holder.

           If to the Company:
                           Crosswave Communications Inc.
                               21, Kandanishiki-cho 3-chome
                               Chiyoda-ku, Tokyo
                               Tel:  03-5205-4587
                               Fax:  03-5205-4511
                               Attention: Administrative division
                                                   Daisuke Noguchi

           If to the SAR Holder:
                               (Name of Bank)
                               (Address of Bank)
                               Tel: (No.)
                               Fax: (No.)
                               Attention: (      )

Article 9 (Governing Law and Jurisdiction)

1. Except for the parties' obligation to comply with the US Securities Act provided in Article 3,4,5,6 and 7.5 above, this Agreement shall be governed by and construed in accordance with the laws of Japan.

2. The parties hereto agree that the District Court of Tokyo will have the exclusive jurisdiction as the first instance court over all disputes that arise from or relate to this Agreement and require judicial settlement.

IN WITNESS WHEREOF, the Company and the SAR Holder have executed


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

this Agreement in two (2) copies, each of which shall be deemed original, and shall keep one (1) copy respectively after subscription of their names and impression of their seals.

Date: May 21, 2002


The Company
Represented By:   (Signature)
Name:             Koichi Suzuki
Title:            President and Representative Director
Crosswave Communications Inc.
21, Kandanishiki-cho 3-chome
Chiyoda-ku, Tokyo


The SAR Holder
Represented By:
Name:
Title:


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



Attachment

                 Outline of Issuance of Stock Acquisition Rights
                              (Shinkabu-Yoyaku-Ken)

1. Name of Stock Acquisition Rights:
   Crosswave   Communications   Inc.  Stock  Acquisition   Rights  (the  "SAR"
   individually, the "SARs" collectively)

2.    Aggregate Number of SARs to be Issued: 300 stock acquisition rights

3.    Issue Price of SARs: 750,000 yen per stock acquisition right

4.    Application Date: June 5, 2002

5.    Date of Payment for Issue Price: June 5, 2002

6.    Method of Placement: Private Placement

7.    Place for Application:
      Crosswave Communications Inc. (the Company), head office

8. Bank for Payment of Issue Price and Place for Payment: Sumitomo Mitsui Banking Corporation, Tokyo Business Department UFJ Bank, Nihonbashi Branch Sumitomo Trust & Banking Co., Ltd., Tokyo Business Department

9. Class of Shares to be Issued upon Exercise of SARs: The Company's common stock


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

10.   Number of Shares to be Issued upon Exercise of SARs:
      30,000 shares - 100 shares per SAR - subject to the adjustment provided in Item 11 below.

11. Amount to be Paid upon Exercise of SARs (the "Paid-in Price"): 3,859,500 yen per stock acquisition right
      The Amount to be paid upon exercise of the SARs to make the Company's common share issued or transferred (Exercise Price) shall be specified in
      Item 11(1) below. In the event that the Exercise Price is adjusted pursuant to Item 11(2) below, the number of the shares to be issued upon exercise of the SARs will also be adjusted using the formula specified below. If such calculation creates a fraction of a share, such resulting fraction of a share shall be disregarded.

             Number of
               Shares   =        Paid-in Price
                            ------------------------
                                 Exercise Price


      (1) The initial Exercise Price shall be 38,595 yen per share (2) Adjustment of Exercise Price
           (a) In the event of a stock split (Kabushiki-Bunkatsu) or combination of shares (Kabushiki-Heigou) after the issuance of the SARs, the Exercise Price will be adjusted using the formula specified below (if the calculation creates a fraction of a yen, such resulting fraction shall be rounded upward to the nearest one-tenth of a yen. For the purposes hereof, the term "Exercise Price Before Adjustment" means the then-current Exercise Price on the previous day of the date on which Exercise Price After Adjustment becomes applicable. In the event of a stock split,


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

the Exercise Price After Adjustment becomes applicable on the next day of the shareholder allocation date (Kabunushi-Wariate-Bi) for that purpose, and in the event of a combination of shares, it is on the effective date of such combination of shares.

      Exercise Price After       Exercise Price                     1
           Adjustment      =     Before Adjustment x
                                                    ----------------------------
                                                     Ratio of Stock Split or
                                                     Combination of Share

           (b)        (i) If any of the events provided in Item 11(2)(c)(i),
                      (ii) and (iii) below should occur after the issuance of the SARs, the Exercise Price will be adjusted using the formula specified below (the "Exercise Price Adjusting Formula"). For the purposes of calculation using such Formula, the "Number of Shares Already Issued" does not include the number of shares of the common stock of the Company held by the Company as treasury stock. However, in the event that the Company deliver (as defined in Item 11(2)(c)(i) below) any of such shares, the "Number of shares to be Newly Issued" includes the number of such shares to be delivered.

                                                         Number of
 Exercise Price After          Exercise Price              Shares         Number of Shares to        Paid-in Amount
      Adjustment        =     Before Adjustment  x     Already Issued  +    be Newly Issued     x       per Share
                                                                       ----------------------- ---- ----------------
                                                                                Current Market Price per Share
                                                       -------------------------------------------------------------
                                                         Number of Shares Already            Number of Shares to be
                                                                  Issued             +           Newly Issued


                 (ii) For the purposes of calculation using the Exercise Price Adjusting Formula, the "Exercise Price Before Adjustment" means the then-current Exercise Price on the previous day of the date on



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

                       which the Exercise Price After Adjustment becomes applicable, and the "Number of Shares Already Issued" means the number of then-current issued and outstanding shares on the shareholder allocation date, if there may be, and if not, on the date one (1) month before the date on which the Exercise Price After Adjustment becomes applicable. However, in the event that more than one (1) cause for adjustment of Exercise Price occur one after another in a reasonably short period, one of the applicable Numbers of Shares Already Issued which could be the most fairly and reasonably determined than the other(s) shall apply for the purpose of the calculation.

                 (iii) For the purpose of calculation using the Exercise Price
                       Adjusting Formula, the "Current Market Price" means the amount calculated by multiplying the average of the closing prices of the ADS of the Company on NASDAQ National Market (the "NASDAQ") for the thirty (30) consecutive trading days commencing on the forty-fifth
                       (45) trading day prior to the date on which the Exercise Price After the Adjustment becomes applicable, by 200 (which rate is subject to change in the event that any change is made to the exchange rate between the shares and the ADS, in which event the rate after the change shall be used), and further by the exchange rate between the US Dollar and the Japanese yen (i.e., the Japanese yen telegraphic transfer buying rate for tariff purposes quoted by the Federal Reserve Bank of New York in New York City as of noon) on the date immediately prior to the date on which a resolution of such issuance is adopted.


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

                 (iv) If the calculation creates a fraction of a yen, such resulting fraction shall be rounded upward to the nearest one-tenth of a yen.

            (c) The Exercise Price will be adjusted using the Exercise Price
                Adjusting Formula when:

                (i) the Company issues new shares of its common stock or resale or otherwise transfer its treasury stock (collectively, "Deliver") at or for a paid-in amount per share which is below the Current Market Price to be used in the Exercise Price Adjusting Formula, in which event the Exercise Price After Adjustment becomes applicable on the next day of the pay-in date; provided, however, that if there is a shareholder allocation date for the purpose of placement, it is on the next day of such date;

               (ii) the Company issues securities convertible into the Company's common share at a paid-in amount per share which is below the Current Market Price to be used in the Exercise Price Adjusting Formula, in which event, for the purpose of calculation of the Exercise Price after Adjustment using such Formula, the "Amount to be Paid-in per Share" will be the conversion price of such securities and the "Number of Shares to be Newly Issued" will be determined on the assumption that all such securities to be issued are converted into shares at the end of the issue date or, if any, the shareholder allocation date, and in the foregoing event, the Exercise Price After Adjustment becomes applicable on the next day of the issue date or the allocation date, as the case may be;

              (iii) the Company issues stock acquisition rights or stock acquisition right certificates for the Company's common stock at a paid-in amount per share which is below the Current Market Price to be used in the Exercise Price Adjusting Formula, in which event, for the purpose of calculation of the Exercise Price after Adjustment using such Formula, the "Amount to be Paid-in per Share" will be the issue price of the shares to be issued upon exercise of such stock acquisition rights, and the "Number of Shares to be Newly Issued" will be determined on the assumption that all such stock acquisition rights are exercised at the end of the issue date or, if any, the shareholder allocation date for the purpose of placement, and in the foregoing event the Exercise Price After Adjustment becomes applicable on the next day of the issue date or the shareholder allocation date, as the case may be.

           (3) If, as a result of the calculation using the Exercise Price Adjusting Formula, the difference between the Exercise Price after Adjustment and the Exercise Price before Adjustment comes within less than a yen, such adjustment shall not be made; provided, however, that if any cause for adjustment of the Exercise Price arises thereafter, for the purpose of calculation of the Exercise Price using the Exercise Price Adjusting Formula, the "Exercise Price Before Adjustment" will be the balance amount calculated by subtracting such difference from the then-current Exercise Price Before Adjustment.

           (4) In addition as provided in Item 11(2) above, the Company may adjust the Exercised Price by appropriate means in the Company's opinion in the event of:

               (a) a capital reduction, merger (Gappei) or split-up (Kaisya-Bunkatsu), which reasonably requires adjustment of the Exercise Price; or

               (b) for any reason other than as provided in 11(4)(a) above, any change of the number of the Company's issued and outstanding shares or any occurrence which is likely to cause a change of such number, and which reasonably requires adjustment of the Exercise Price.

                (5) If the Company adjusts the Exercise Price, the Company shall give notice to make necessary information known by the previous day of the date on which the Exercise Price After Adjustment becomes applicable; provided, however, that in the event of a stock split provided in Item 11(2)(a) above or in other event where the Company is not reasonably able to give such notice, the Company shall do so as soon as practicable after the date on which the Exercise Price After Adjustment becomes applicable.

12.   The Period during which SARs can be Executed (the "Exercise Period"):
      From June 6, 2002 to May 31, 2009; provided, however, that if the last day of the exercise period is not a business day of the Company, the business day immediately preceding such specified last day will be the last day of the Exercise Period.

13. Condition for Exercise of SARs: Partial exercise of a SAR is not allowed.

14.        Events and Conditions for Cancellation of SARs: None in particular

15.        Company's Obligations upon Merger and Split-Up:
(1) If the Company should cease to exist due to a merger (including simplified merger (Kani-Gappei), hereinafter referred to as "Merger" collectively) with other company or companies after the issuance of the SARs, the Company shall, in their contract for that purpose, make the surviving company agree to allow the survival of the SARs as stock acquisition rights for the surviving company's shares.

(2) If the Company should be split up after the issuance of the SARs, the Company shall, in the contracts and plans for that purpose, ensure the survival of the SARs.

16. Survival of SARs upon Share Exchange (Kabushiki-Koukan) and Share Transfer (Kabushiki-Iten):

      If the Company should become a wholly-owned subsidiary of another company due to a share exchange or a share transfer, the Company may assign the unexercised SAR(s) to the company which has become, or is projected to become after such share exchange or share transfer, the Company's parent company (the "Parent Company") under the following conditions.

         i)  Class of Shares to be Issued upon Exercise of Stock Acquisition
             Rights: the Parent Company's common stock

        ii) Aggregate Number of Shares to be Issued upon Exercise of Stock Acquisition Rights:
             It should be determined by multiplying the number of shares set forth in Item 10 above (if it is adjusted pursuant to Item 11 above, the number after adjustment shall apply) by the exchange rate of a Company's share for a Parent Company's share (the "Exchange Rate"). If such calculation creates a fraction of a share, such resulting fraction shall be disregarded.

        iii) Amount to be Paid upon Exercise of Stock Acquisition Rights (the "Paid-in Price after Assignment"):

    Paid-in Price After              Paid-in Price                                     1
        Assignment        =         Before Assignment         x
                                                                        -----------------------------------------
                                                                                    Exchange Rate


            If the calculation of the Paid-in Price After Assignment using the formula above creates a fraction of a yen, such resulting fraction shall be rounded upward to the nearest one-tenth of a yen.

iv)          The Period during which Stock Acquisition Rights can be Executed:

             From the effective date of the share exchange or share transfer, as the case may be, to the expire date of the period set forth in Item 12 above.
v) Conditions for Exercise of Rights and Events and Conditions for Cancellation : Item 13 and 14 above shall apply mutatis mutandis.

17. Non-Capitalizing Issue Price of Share to be Issued upon Exercise of
SARs:
      It should be determined by multiplying the issue price of such share by zero-point-five (0.5). If such calculation creates a fraction of a yen, such resulting fraction shall be disregarded.

18. Receiving Place of Notification of Exercise of SARs (the "Execution Notifying Place"):
      The Company's head office

19. Bank for Payment upon Exercise of SARs and Place of Payment ("Paying Place upon Exercise"):
       Sumitomo Mitsui Banking Corporation, Tokyo Business Department UFJ Bank, Nihonbashi Branch
       Sumitomo Trust & Banking Co., Ltd., Tokyo Business Department

20. Method of Exercise of SARs:
(1) In order to exercise the SARs, the SAR holders shall submit an exercise notification form, which shall be filled out with their name printed and their seal impressed, together with any other documents necessary for the exercise of SARs and, if necessary, the SAR certificates to the Execution Notifying Place during the Execution Period.
(2) In addition to the requirements set forth in Item 20 (1) above, in order to exercise the SARs, the SAR holders shall make full payment of the Paid-in Price at the Paying Place upon Exercise.

(3) Once exercise of any SAR is notified by submitting a filled-out exercise notification form together with all the other documents necessary for such exercise and, if necessary, the SAR certificates pursuant to Item 20(1), such notification cannot be cancelled for any reason thereafter.

21. Effective Date of Exercise of SARs:
      Each Exercise of SARs shall come into effect when both (a) receipt of the filled-out exercise notification form together with all the other documents necessary for such exercise and, if necessary, the SAR certificates at the Exercise Notification Place, and (b) full payment of the Paid-in Price at the Paying Place upon Exercise are completed pursuant to Item 20(1) and (2) respectively.

22. Delivery of Share Certificates:
      Upon completion of all the procedures for an exercise of any SAR, the share certificate shall be forthwith delivered by the Transfer Agent Department of the Mitsubishi Trust and Banking Corporation.

23. Payment of Dividends etc. for Shares Issued upon Exercise of SARs:
      The first annual dividend or interim dividend (Chukan-haitou-kin, which is to be divided pursuant to Japan's Commercial Code Article 293-5) shall be paid:

 i) for the Company's common shares which were issued as a result of exercise of SARs between April 1 and September 30, as if such shares were issued on April 1; and

ii) for the Company's common shares which were issued as a result of exercise of SARs between October 1 to the following March 31, as if such shares were issued on October 1.

24. Transfer of SAR:

      No transfer of SAR shall be effective unless the SAR certificate is delivered.

25. Issuance of SAR Certificates:
    No SAR certificate will be issued unless and until the SAR holder requests for it.

26. Loss of SAR Certificates:
(1) Unless otherwise provided in the Japan's Commercial Code, if any SAR holder should lose a SAR certificate, such SAR holder shall promptly notify the Company(2) of the Number of such lost certificate and the cause of such loss, and also shall follow the procedure of public peremptory notice concerning such certificate and then request the Company to reissue such certificate providing with the certified copy of the final judgement of exclusion of the SAR right from such certificate (Joken-Hanketsu) to make such lost certificate reissued.

(2) Any mutilated or soiled SAR certificate can be reissued if it is reqested with such certificate provided to the Company. In such case, the Company will reissue a clean certificate in exchange for such mutilated or soiled certificate; provided, however, that if the genuineness of such mutilated or soiled certificate is not easily proved, Item 26(1) applies mutatis mutandis.

27.         Cost for Reissuance of SAR Certificates:
       The SAR holder who has any SAR Certificate reissued shall reimburse the Company for all the actual cost for such reissuance upon the delivery of such reissued certificate.